United States

Securities and Exchange Commission
Washington, D.C. 20579

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 22, 2016

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 22, 2016, the Company held its 2016 Annual Meeting of Stockholders. A quorum was present at the meeting as required by the Company’s Bylaws. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected to the Board of the Company to serve as directors until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified:

Nominees	For	Against	Abstain	Broker Non- Voters
Tzau-Jin (T. J.) Chung	20,614,047	77,140	1,771	782,617
Cary T. Fu	20,633,356	57,513	2,089	782,617
Anthony Grillo	19,559,457	1,131,718	1,783	782,617
Gordon Hunter	19,664,284	1,026,942	1,732	782,617
John E. Major	19,357,207	1,333,965	1,786	782,617
William P. Noglows	20,613,804	77,199	1,955	782,617
Ronald L. Schubel	20,150,628	540,380	1,950	782,617

Proposal 2: Approval and Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Auditors

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 was approved and ratified.

For	Against	Abstain
21,459,218	7,954	8,403

Proposal 3: Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
19,658,134	1,023,174	11,650	782,617

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: April 28, 2016	By: /s/ Meenal A. Sethna
Meenal A. Sethna Executive Vice President and Chief Financial Officer